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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference to the reference to our Firm under the caption experts and to the incorporation by reference of our report dated May 21, 2004, with respect to the consolidated financial statements of TOP Tankers Inc. at December 31, 2002 and 2003 and the three years ended December 31, 2003 and schedule included in its Registration Statement (Form F-1 No. 333-119806), in the Registration Statement (Form F-1) and related Prospectus of TOP Tankers Inc. for the registration of 790,924 shares of its common stock.

/s/ ERNST & YOUNG (HELLAS) CERTIFIED AUDITORS ACCOUNTANTS S.A.
Athens, Greece November 5, 2004

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm